UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 7, 2010

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	0-10909 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York  10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2010, pursuant to a letter agreement (the “Employment Agreement Extension”) entered into with Catherine M. Vaczy, Esq., the Vice President and General Counsel of NeoStem, Inc. (the “Company”), the Company extended Ms. Vaczy’s employment agreement dated January 26, 2007, as amended on January 9, 2008 and August 29, 2008 and reinstated and extended on July 8, 2009 for a one year term (as so amended and extended, the “Original Agreement”).  The Employment Agreement Extension was effective as of July 7, 2010 (the “Effective Date”) and continues through December 31, 2011 (as extended, the “Term”).  The Employment Agreement Extension provides that during the Term, Ms. Vaczy shall receive (i) a base salary of $211,000 per annum which will be increased by ten percent (10%) on the one year anniversary of the Effective Date; (ii) a bonus of $50,000, half of which is payable upon the Effective Date and half of which is payable upon achievement of a business milestone; (iii) a minimum bonus of $60,000 during the second year of the Term; (iv) an  option (the “Option”) on the Effective Date under the Company’s 2009 Equity Compensation Plan (the “2009 Plan”) to purchase 350,000 shares of the Company’s Common Stock, which shall vest and become exercisable as to 100,000 shares on the one year anniversary of the Effective Date, 50,000 shares on December 31, 2011, and as to the remaining 200,000 shares upon the achievement of business milestones, the per share exercise price of the Option equal to the closing price of the Common Stock on the Effective Date and the Option subject to all the terms and conditions of the 2009 Plan; (v) stem cell collection; and (vi) business club dues not to exceed $5,000 annually.  Except as set forth in the Employment Agreement Extension, the terms of the Original Employment Agreement remain unchanged.

On July 7, 2010, the vesting of options previously granted under the 2009 Plan to Robin L. Smith, the Company’s Chief Executive Officer, effective October 29, 2009 to purchase an aggregate of 500,000 shares of Common Stock at $2.04 per share, to vest as to 250,000 shares on July 8, 2011 and as to 250,000 shares upon the achievement of a business milestone, was accelerated to July 7, 2010 as authorized by the Compensation Committee of the Board of Directors.  The Compensation Committee also ratified revising the vesting period of 200,000 shares of common stock which were issued to Dr. Smith under the 2009 Plan on July 8, 2009.  The shares were previously scheduled to vest upon the achievement of a business milestone and the revision resulted in the acceleration of the vesting of the stock award.  As previously disclosed, the Company agreed to pay total withholding taxes in connection with the stock award and total withholding taxes in the approximate amount of $183,500 were paid by the Company in connection with the stock award.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, NeoStem has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
	Name:	Catherine M. Vaczy
	Title:	Vice President and General Counsel

Date:  July 9, 2010